Exhibit 3.2

BY-LAWS

OF

SAUER-DANFOSS INC.

(a Delaware corporation)

ARTICLE I
OFFICES

The registered office of SAUER-DANFOSS INC. (the “Corporation”) shall be located in Wilmington, Delaware.  The Corporation shall have offices at such places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1                               Place of Meetings.

Meetings of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall designate.

2.2                               Annual Meeting.

The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held at such date and time during the first four (4) months of each calendar year as shall be determined by the Board.  If no specific date is designated by the Board for the annual meeting, it shall be held on the first Monday in April of each year, if not a legal holiday under the laws of the State where such meeting is to be held, and if a legal holiday under the laws of such State, then on the next succeeding business day not a legal holiday under the laws of such State.

2.3                               Special Meetings.

Special meetings of the stockholders may be called by the Board, the Chairman and the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board or at the request in writing by stockholders owning a majority in amount of the shares issued and outstanding.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice provided for such meeting.

2.4                               Fixing Record Date.

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no record date is fixed, it shall be determined in accordance with the provisions of law.

2.5                               Notice of Meetings of Stockholders.

Written notice of each meeting of stockholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons requesting or calling the meeting.  Notice shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.  If action is proposed to be taken that might entitle the stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.  If mailed, the notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to a stockholder at his, her or its address as it appears on the record of stockholders, or, if he, she or it shall have filed with the Secretary a written request that notices to him, her or it be mailed to some other address, then directed to him, her or it at such other address.  Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment was taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6                               Waivers.

Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after a stockholders meeting.  The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him, her or it.

2.7                               Quorum of Stockholders.

Unless the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) provides otherwise, the holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.  The stockholders present at a given meeting may adjourn the meeting despite the absence of a quorum.

2.8                               Proxies.

Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him, her or it by proxy.  Every proxy must be signed by the stockholder or his, her or its attorney-in-fact.  No proxy shall be valid after expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

2.9                               Qualification of Voters.

Every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record of stockholders, unless otherwise provided in the Certificate of Incorporation.

2.10                        Vote of Stockholders.

Except as otherwise required by statute or by the Certificate of Incorporation:

(a)                                 directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election; and

(b)                                 all other corporate action shall be authorized by a majority of the votes cast.

2.11                        List of Stockholders.

The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation’s stock, if there be one then acting, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held, or at the office of the transfer agent.  A list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.12                        Inspectors.

The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If the inspectors shall not be so appointed, or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results of voting, and do such other acts as are proper to conduct the election or the vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector at an election of directors.  Inspectors need not be stockholders.

2.13                        Written Consent of Stockholders.

Any action that may be taken by vote may be taken without a meeting or a vote via a written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or by at least the minimum number of shares that would be necessary to take the corporate action via a vote at a duly held meeting of the stockholders with respect thereto, and shall be filed with the Secretary as part of the corporate records.

ARTICLE III
DIRECTORS

3.1                               Board of Directors.

Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board, each member of which shall be at least eighteen years of age and need not be a stockholder.

3.2                               Number of Directors.

The number of directors shall be not less than one (1) nor more than three (3).  The number of directors shall be fixed by the Board from time to time.

3.3                               Election and Term of Directors.

At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

3.4                               Newly Created Directorships and Vacancies.

(a)                                 Newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board for any reason, except the removal of directors without cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders.  A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

(b)                                 If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder may call a special meeting of stockholders in accordance with the provisions of these By-Laws.  Each director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal, replacement or otherwise.

3.5                               Removal of Directors.

Any or all of the directors may be removed for cause by vote of the stockholders or by action of the Board.  Directors may be removed without cause only by vote of the stockholders.

3.6                               Resignation.

A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation.  Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.7                               Quorum of Directors.

Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.  In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or, if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board need not be held.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  Except as provided in Section 3.11 of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

3.8                               Action of the Board; Written Consent and Telephone Communication.

(a)                                 Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.  Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

(b)                                 Whenever any action is required or permitted to be taken by the Board or any committee thereof, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consent thereto by members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.  Meetings may also be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

3.9                               Place and Time of Board Meetings; Notice; Adjournment.

(a)                                 The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may, from time to time, determine.

(b)                                 An annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

(c)                                  Regular meetings of the Board may be held without notice at such time and place as it from time to time shall determine.

(d)                                 Special meetings of the Board shall be held upon notice to the directors and may be called by the President or Chairman, upon three (3) days’ prior notice given to each director either personally or by mail or e-mail; or upon twenty-four (24) hours prior notice to each director, if given by telephone, fax, cable, or wireless.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid.  Special meetings shall be called by the President, Chairman or Secretary in a like manner on written request by a majority of directors.  Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.  Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

(e)                                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

3.10                        Chairman and Secretary of Meeting.

At all meetings of the Board, the Chairman or, in his or her absence, the President or, in his or her absence, a chairman chosen by the majority of the Board shall preside.  The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

3.11                        Executive and Other Committees.

(a)                                 The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors.  Each such committee shall serve at the pleasure of the Board.

(b)                                 Any such committee, to the extent provided in the resolution by which it is established, shall have and may exercise the powers of the Board and the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no other such committee of the Board shall have the power or authority to:

(i)                                     amend the Certificate of Incorporation;

(ii)                                  adopt an agreement of merger or consolidation;

(iii)                               recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(iv)                              recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution; or

(v)                                 amend these By-Laws.

(c)                                  In the absence or disqualification of any member of such committee or committees, the member of members thereof present at any meeting, and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required.  All such proceedings shall be subject to revision or alteration by the Board, provided, however, that third parties shall not be prejudiced by such revision or alteration.

(d)                                 A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.9 of these By-Laws.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

3.12                        Compensation.

The Board may fix an amount per annum or fees to be paid by the Corporation to directors for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or committee member for any expenses incurred by him or her on account of his or her attendance at any such meeting.  In addition, the Board shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by the directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.  Nothing contained in this Section shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

3.13                        Liability of Directors in Certain Cases.

In case of any willful or negligent violation of the provisions of Sections 160 or 173 of the Delaware General Corporation Law (the “GCL”), the directors under whose administration the same may happen may be jointly and severally liable to the Corporation, and to its creditors in the event of its dissolution or insolvency, for the full amount of the dividend unlawfully paid, or for the full amount unlawfully paid for the purchase or redemption of the Corporation’s stock, with interest from the time such liability accrued.  Any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself or herself from such liability by causing his or her dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he or she has notice of the same.

3.14                        Access to Books and Records.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.  A director shall, in the performance of his or her duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified accountant, or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Corporation.

ARTICLE IV
OFFICERS

4.1                               Offices, Election, Term.

(a)                                 The Board may elect or appoint a Chairman of the Board (the “Chairman of the Board” or “Chairman”), a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided.

(b)                                 All officers shall be elected or appointed to hold office until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected or appointed and qualified.

4.2                               Removal, Resignation.

(a)                                 Any officer elected or appointed by the Board may be removed by the Board with or without cause.

(b)                                 In the event of the death, resignation, or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(c)                                  Any two or more offices may be held by the same person.

4.3                               Chairman of the Board.

The Chairman of the Board shall be selected by the Board.  Subject to the control of the Board, he or she shall have general charge of the business and affairs of the Corporation; shall have the direction of all other Officers, agents and employees; and shall be an ex officio member of all committees of the Board.  The Chairman of the Board shall, subject to the limitations contained in the Certificate of Incorporation, have the power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation.

4.4                               President and Chief Executive Officer.

The President shall be the chief operating officer of the Corporation.  Subject to the control of the Board and to the supervision of the Chairman of the Board, he or she shall have active charge of the day-to-day business and affairs of the Corporation and shall appoint, supervise and discharge employees and agents and shall fix their compensation (other than Officers appointed by the Board).  The President shall perform all duties incident to that office and such other duties as from time to time may be assigned to him by the Board or these by-laws.  The President shall, subject to the limitations contained in the mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation.  At the request of the Chairman of the Board or at the direction of the Board, the President shall perform the duties of Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

4.5                               Vice-Presidents.

Each Vice President shall have such powers and duties as shall be prescribed by the Board.  At the direction of the President, the Vice President designated shall perform such duties of President so authorized and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  Unless and until a resolution is subsequently adopted by the Board and subject to the limitations contained in the Certificate of Incorporation, any Vice President who is also the General Counsel for the Corporation shall have the power to execute leases, mortgages and other contracts, agreements and instruments for the payment of money for and in the name of the Corporation.

4.6                               Secretary.

The Secretary shall:

(a)                                 attend all meetings of the Board and of the stockholders;

(b)                                 record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)                                  give or cause to be given notice of all meetings of stockholders and of special meetings of the Board;

(d)                                 keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)                                  when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of the stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)                                   keep all of the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)                                 perform such other duties as may be prescribed by the Board.

4.7                               Assistant Secretaries.

During the absence or disability of the Secretary, the Assistant Secretary or, if there are more than one, the one so designated by the Secretary or the Board, shall have all of the powers and functions of the Secretary.

4.8                               Treasurer.

The Treasurer shall:

(a)                                 have the custody of the corporate funds and securities;

(b)                                 keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)                                  deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)                                 disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)                                  render to the President, the Chairman and Board at the regular meetings of the Board, or whenever they require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation;

(f)                                   render a full financial report at the annual meeting of the stockholders if so requested;

(g)                                 be furnished by all corporate officers and agents, at his or her request, with such reports and statements as he or she may require as to all financial transactions of the Corporation; and

(h)                                 perform such other duties as are given to him or her by these By-Laws or as from time to time are assigned to him or her by the Board, the President or the Chairman.

4.9                               Assistant Treasurer.

During the absence or disability of the Treasurer, the Assistant Treasurer or, if there are more than one, the one so designated by the Treasurer or by the Board, shall have all the powers and functions of the Treasurer.

4.10                        Sureties and Bonds.

In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his or her duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation which may come into his or her hands.

ARTICLE V
CERTIFICATES FOR SHARES

5.1                               Certificates.

The shares of the Corporation shall be represented by certificates.  Share certificates shall be numbered and entered in the books of the Corporation as they are issued.  Such certificates shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board, the President, Treasurer, or a Vice President, on the one hand, and the Secretary or an Assistant Secretary, on the other hand, and shall bear the corporate seal.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or if the shares are listed on a registered national securities exchange or interdealer quotation system.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid or received in accordance with law except as Sections 152 and 153 of the GCL may otherwise permit.

5.2                               Books and Account and Record of Stockholders.

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

5.3                               Lost or Destroyed Certificates.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as the Board shall require and/or give the Corporation a bond in such sum and with such surety or sureties as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.  Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

5.4                               Transfers of Shares.

(a)                                 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.  No transfer shall be made within ten (10) days next preceding the annual meeting of stockholders.

(b)                                 The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

5.5                               Regulations.

The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

5.6                               Closing Transfer Books.

The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (i) any stockholders’ meeting, or (ii) any date upon which stockholders shall be called upon to, or have a right to, take action without a meeting, or (iii) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record as of the time the transfer books are closed shall be recognized as such for the purpose of (A) receiving notice of, or voting at, such meeting, or (B) taking appropriate action, or (C) being entitled to receive any dividend or other form of distribution.

5.7                               Fixing of Record Date.

In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not less than ten (10) nor more than sixty (60) days prior to such meeting or to any other such action.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for an adjourned meeting, and must fix a new record date for an adjourned meeting that is reconvened thirty (30) days or more after the original meeting date.

ARTICLE VI
DIVIDENDS

Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine.  Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board, from time to time, in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII
CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or may be used in any other lawful manner.

ARTICLE VIII
EXECUTION OF INSTRUMENTS

8.1                               Execution of Contracts.

Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct.  Such authority may be general or confined to specific instances as the Board may determine.  Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

8.2                               Loans.

Unless the Board shall otherwise determine, either (a) the Chairman of the Board, or the President, or (b) a Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary or parent corporation of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, or guarantee of indebtedness of parent or subsidiary corporations of the

Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

8.3                               Checks, Drafts, etc.

All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

8.4                               Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

8.5                               General and Special Bank Accounts.

The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

8.6                               Proxies in Respect of Securities of Other Corporations.

Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of any such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or providing such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE IX
FISCAL YEAR

The Corporation’s fiscal year shall begin on the first day of January and conclude on the final day of December in each year or at such other time as may be designated by the Board.

ARTICLE X
REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the Certificate of Incorporation in these By-Laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI
MISCELLANEOUS

Any transaction questioned in any stockholders’ derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the stockholders in case less than a quorum of directors are qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XII
INDEMNIFICATION OF DIRECTORS, OFFICERS AND STOCKHOLDERS

12.1                        Indemnification.

Any person who was or is a party or is threatened to be made a party to- any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or stockholder of the Corporation, or is or was serving while a director, officer or stockholder of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprises shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent under Delaware law.  Nothing in this Section 12.1 shall relieve any stockholder of (or provide or create any obligation of the Corporation to provide, indemnification for) any liability of such stockholder other than a liability resulting from the operation of Section 350 of the GCL.

12.2                        Advances.

Any person claiming indemnification within the scope of Section 12.1 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

12.3                        Procedure.

On the request of any person requesting indemnification under Section 12.1, the Board or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

12.4                        Other Rights.

The indemnification and advancement of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the bit of the heirs, executors and administrators of such person.

12.5                        Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or stockholder of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

12.6                        Modification.

The duties of the Corporation to indemnify and to advance expenses to a director, officer or stockholder provided in this Article XII shall be in the nature of a contract between the Corporation and each such director, officer or stockholder, and no amendment or repeal of any provision of this Article XII shall alter, to the detriment of such director, officer or stockholder, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ARTICLE XIII
EXCULPATION OF STOCKHOLDERS

If, by virtue of the Corporation being a close corporation, any stockholder of the Corporation would be subject to any liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty of the type mutually imposed upon the directors of the Corporation, such personal liability shall be limited to the maximum extent that it could be limited by virtue of Section 102(b)(7) (or any successor provision) of the GCL, as it may be amended from time to time, if such stockholder were, with respect to any such liability, a director of the Corporation.

ARTICLE XIV
BY-LAW CHANGES
AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS

14.1                        Except as otherwise provided in the Certificate of Incorporation, the By-Laws may be amended, repealed, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors.  By-Laws may also be amended, repealed, or adopted by the Board; however, any By-Law adopted by the Board may be amended by the stockholders entitled to vote thereon as herein above provided.

14.2                        If any By-Law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended, or repealed, together with a concise statement of the changes made.